AMENDED AND RESTATED BY-LAWS

                                       OF

                               SWING-N-SLIDE CORP.

                                      INDEX


   ARTICLE I

   OFFICES AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.1.   Delaware Office . . . . . . . . . . . . . . . . .    1
        SECTION 1.2.   Other Offices . . . . . . . . . . . . . . . . . .    1
        SECTION 1.3.   Books and Records . . . . . . . . . . . . . . . .    1

   ARTICLE II

   STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 2.1.   Annual Meeting  . . . . . . . . . . . . . . . . .    1
        SECTION 2.2.   Special Meeting . . . . . . . . . . . . . . . . .    1
        SECTION 2.3.   Place of Meeting  . . . . . . . . . . . . . . . .    1
        SECTION 2.4.   Notice of Meeting . . . . . . . . . . . . . . . .    1
        SECTION 2.5.   Quorum and Adjournment  . . . . . . . . . . . . .    2
        SECTION 2.6.   Proxies . . . . . . . . . . . . . . . . . . . . .    2
        SECTION 2.7.   Notice of Stockholder Business and Nominations  .    2
                       (A)  Annual Meetings of Stockholders  . . . . . .    2
                       (B)  General  . . . . . . . . . . . . . . . . . .    3
        SECTION 2.8.   Procedure for Election of Directors . . . . . . .    4
        SECTION 2.9.   Inspectors of Elections . . . . . . . . . . . . .    4
                       (A)  Appointment  . . . . . . . . . . . . . . . .    4
                       (B)  Duties . . . . . . . . . . . . . . . . . . .    4

   ARTICLE III

   BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . .    4
        SECTION 3.1.   General Powers  . . . . . . . . . . . . . . . . .    4
        SECTION 3.2.   Number, Election and Tenure . . . . . . . . . . .    4
        SECTION 3.3.   Regular Meetings  . . . . . . . . . . . . . . . .    5
        SECTION 3.4.   Special Meetings  . . . . . . . . . . . . . . . .    5
        SECTION 3.5.   Notice  . . . . . . . . . . . . . . . . . . . . .    5
        SECTION 3.6.   Quorum  . . . . . . . . . . . . . . . . . . . . .    5
        SECTION 3.7.   Action by Written Consent . . . . . . . . . . . .    5
        SECTION 3.8.   Vacancies . . . . . . . . . . . . . . . . . . . .    6
        SECTION 3.9.   Audit Committee . . . . . . . . . . . . . . . . .    6
        SECTION 3.10.  Compensation Committee  . . . . . . . . . . . . .    6
        SECTION 3.11.  Appointment of Other Committees . . . . . . . . .    6
        SECTION 3.12.  Jurisdiction  . . . . . . . . . . . . . . . . . .    6
        SECTION 3.13.  Reports . . . . . . . . . . . . . . . . . . . . .    6
        SECTION 3.14.  Resignation . . . . . . . . . . . . . . . . . . .    6
        SECTION 3.15.  Executive Committee . . . . . . . . . . . . . . .    7

   ARTICLE IV

   OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        SECTION 4.1.   Elected Officers  . . . . . . . . . . . . . . . .    7
        SECTION 4.2.   Election and Term of Office . . . . . . . . . . .    7
        SECTION 4.3.   Chairman of the Board . . . . . . . . . . . . . .    7
        SECTION 4.4.   Chief Executive Officer . . . . . . . . . . . . .    8
        SECTION 4.5.   The President . . . . . . . . . . . . . . . . . .    8
        SECTION 4.6.   The Vice Presidents . . . . . . . . . . . . . . .    8
        SECTION 4.7.   The Assistant Vice Presidents . . . . . . . . . .    8
        SECTION 4.8.   The Chief Financial Officer . . . . . . . . . . .    8
        SECTION 4.9.   The Treasurer . . . . . . . . . . . . . . . . . .    9
        SECTION 4.10.  The Assistant Treasurers  . . . . . . . . . . . .    9
        SECTION 4.11.  The Secretary . . . . . . . . . . . . . . . . . .    9
        SECTION 4.12.  The Assistant Secretaries . . . . . . . . . . . .    9
        SECTION 4.13.  Removal . . . . . . . . . . . . . . . . . . . . .    9
        SECTION 4.14.  Vacancies . . . . . . . . . . . . . . . . . . . .    9

   ARTICLE V

   STOCK CERTIFICATES AND TRANSFERS  . . . . . . . . . . . . . . . . . .   10
        SECTION 5.1.  Stock Certificates and Transfers . . . . . . . . .   10
        SECTION 5.2.  Signatures on Certificates . . . . . . . . . . . .   10

   ARTICLE VI

   MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 6.1.  Fiscal Year  . . . . . . . . . . . . . . . . . . .   10
        SECTION 6.2.  Dividends  . . . . . . . . . . . . . . . . . . . .   10
        SECTION 6.3.  Seal . . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 6.4.  Waiver of Notice . . . . . . . . . . . . . . . . .   10
        SECTION 6.5.  Audits . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 6.6.  Resignations . . . . . . . . . . . . . . . . . . .   11
        SECTION 6.7.  Indemnification and Insurance  . . . . . . . . . .   11

   ARTICLE VII

   AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11



                                    ARTICLE I

                               OFFICES AND RECORDS

        SECTION 1.1. Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Dover, County of Kent, and the name and address of its registered agent is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

        SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

        SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

        SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at times designated by the Board of Directors and at such place as may be fixed from time to time by the Board of Directors, either within or without the State of Delaware. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by a consent in writing by such stockholders.

        SECTION 2.2. Special Meeting. Except as otherwise required by law and subject to the right of holders of any class or series of stock having a preference over the Corporation's Common Stock as to dividends or upon liquidation, dissolution, or winding up of the Corporation (the "Preferred Stock"), special meetings of the stockholders may be called by, but only by (i) the Chairman of the Board or the President of the Corporation, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the whole board (the "Whole Board") or (iii) holders or a majority of shares of Common Stock of the Corporation.

        SECTION 2.3. Place of Meeting. The Board of Directors may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors. If no designation is made by the Board of Directors, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

        SECTION 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

        SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        SECTION 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder, or by his duly authorized attorney in fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless the proxy shall otherwise provide.

        SECTION 2.7.   Notice of Stockholder Business and Nominations.

             (A)  Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
        (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

             (B)  General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        SECTION 2.8. Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Certificate of Designations with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat (?) shall elect. Except as otherwise provided by law or the Certificate of Incorporation, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

        SECTION 2.9.   Inspectors of Elections.

             (A) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

             (B) Duties. The inspectors shall (1) ascertain the number of shares outstanding and the voting power of each, (2) determine the shares represented at a meeting and the validity of proxies and ballots, (3) count all votes and ballots, (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by the inspectors, and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

        SECTION 3.2. Number, Election and Tenure. Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be (i) elected at the annual meeting of the stockholders, except as provided in (ii) below, and each director elected shall hold office until his or her successor shall have been duly elected and qualified, and (iii) if authorized by a resolution of the Board of Directors, elected to fill any vacancy on the Board of Directors in accordance with the provisions of Section 3.8 of this Article III.

        SECTION 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

        SECTION 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

        SECTION 3.5. Notice. Notice of each special meeting shall be given to each director at his business or residence in writing or by telegram or by telecopy or by overnight delivery service. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by telecopy, the notice shall be deemed delivered as of the date and time indicated on the receipt of transmission. If by overnight delivery service (Federal Express or any other nationally recognized delivery service), notice shall be deemed adequately delivered when delivered to such service, properly addressed, at least 48 hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article VII. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

        SECTION 3.6. Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        SECTION 3.7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        SECTION 3.8. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be by the affirmative vote of a majority of the remaining directors or the sole remaining director, though less than a quorum of the Board of Directors, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

        SECTION 3.9. Audit Committee. The Board of Directors, immediately following each annual meeting of stockholders and each special meeting of the same at which majority of directors shall have been elected, shall meet and appoint from its number by a majority vote of the Whole Board an Audit Committee consisting of such number of members of the Board as from time to time may be selected by the Board, all of the members of which committee who shall be neither employees of, nor have substantial business relations with, the Corporation. The Audit Committee shall make recommendations to the Board regarding the independent auditors to be nominated for election by the shareholders and review the independence of such auditors, shall approve the scope of the annual audits and the audit fee payable to the independent auditors and shall review such audit results.

        SECTION 3.10. Compensation Committee. The Board of Directors, immediately following each annual meeting of stockholders and each special meeting of the same in which the majority of directors shall have been elected, shall meet and appoint from its number by a majority vote of the Whole Board a Compensation Committee consisting of such number of members of the Board as from time to time may be selected by the Board. The Compensation Committee shall establish overall compensation of senior executives and shall have the power to establish bonus and other compensatory plans affecting them.

        SECTION 3.11. Appointment of Other Committees. The Board of Directors may from time to time create such other committees, with such memberships, powers and duties, as shall be designated by the enabling vote of the Whole Board. Except as otherwise provided by these By-Laws, members of all committees shall be appointed by the Board from its number by a majority vote of the Whole Board.

        SECTION 3.12. Jurisdiction. The Board of Directors shall have full power to settle any question as to the jurisdiction of any committee.

        SECTION 3.13. Reports. The Board of Directors may require a report from any committee at any time.

        SECTION 3.14. Resignation. Any director may resign at any time. Such resignation shall be in writing and delivered to the Chairman of the Board or the Secretary of the Corporation, and shall take effect at the time specified therein, and if no time shall be specified, at the time of its receipt by the Chairman of the Board or the Secretary of the Corporation, as the case may be. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 3.15. Executive Committee. The Board of Directors may appoint an Executive Committee from their number. The Executive Committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the Board of Directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the Committee shall be required for the adoption of any resolution. During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management and direction of the business of the Corporation, in such manner as such Committee shall deem best for the interest of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

        SECTION 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board of Directors shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any Committee thereof.

        SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

        SECTION 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President (if any) is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

        SECTION 4.4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation. He shall have general and active management of the business of the corporation, shall see to it that all resolutions and orders of the Board of Directors and the Chairman of the Board are carried into effect, and in connection therewith, shall be authorized to delegate to the President and the other executive officers of the corporation such of his powers and duties as the Chief Executive Officers at such times and in such manner as he may deem to be advisable. In the absence or disability of the Chairman of the Board, he shall preside at all meetings of the shareholders and the directors.

        SECTION 4.5. The President. The President, if an individual other than the individual serving as the Chief Executive Officer, shall assist the Chief Executive Officer in the management of the business of the corporation and the implementation of resolutions of the Board of Directors at such times and in such manner as the Chief Executive Officer may deem to be advisable, and shall, in the absence or disability of the Chief Executive Officer, exercise the powers and perform the duties of Chief Executive Officer.

        SECTION 4.6. The Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the business of the corporation and the implementation of resolutions and orders of the Board of Directors at such times and in such manner as the Chief Executive Officer may deem to be advisable. If there be more than one Vice President, the Board of Directors may designate one of them as Executive Vice President, in which case he shall be first in order of seniority after the President, and may also grant to others such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors, shall, in the absence or disability of the President, exercise the powers and perform the duties of President; and he or they shall have such other powers and duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.7. The Assistant Vice Presidents. The Assistant Vice President, if any, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.8. The Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at meetings or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        SECTION 4.9. The Treasurer. The Treasurer, if an individual other than the individual serving as the Chief Financial Officer, shall assist the Chief Financial Officer in the management of the books and financial records of the corporation and in such manner as the Chief Financial Officer may deem to be advisable, and shall, in the absence or disability of the Chief Financial Officer, exercise the powers and perform the duties of Chief Financial Officer.

        SECTION 4.10. The Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chief Executive Officer, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer; and he or they shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.11. The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record the minutes of all proceedings taken at such meetings, or maintain all documents evidencing corporate actions taken by written consent of the shareholders or of the Board of Directors, in a book to be kept for that purpose; and he shall perform like duties for any committee of the Board of Directors when required. He shall have the authority to certify the By-Laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the corporation as true and correct copies thereof. He shall see to it that all notices of meetings of the shareholders and of special meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute. He shall be the custodian of the seal, if any, of the corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal, if any, to be affixed to any document requiring it, and, when so affixed, attested by his signature as secretary or by the signature of an assistant secretary; and he shall perform such other duties as the board of directors or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.12. The Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the board of directors or by the Chief Executive Officer, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the board of directors or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.13. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

        SECTION 4.14. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors or the removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

        SECTION 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as approved by the Board of Directors. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

        SECTION 5.2. Signatures on Certificates. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has caused to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

        SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

        SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

        SECTION 6.3. Seal. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Swing-N-Slide - Delaware 1992."

        SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware (the "GCL"), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice or such meeting.

        SECTION 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

        SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

        SECTION 6.7. Indemnification and Insurance. All indemnification on the part of the Corporation shall be as set forth in Article EIGHTH of the Certificate of Incorporation of the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

        The provisions of these By-Laws may be adopted, altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting (unless otherwise waived); provided, however, that in case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by Law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least fifty percent (50%) of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to adopt, alter, amend or repeal any provision of the By-Laws.